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INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 333-68779 for Morgan Stanley Dean Witter Spectrum Technical L.P. (formerly Dean Witter Spectrum Technical L.P.) ("Spectrum Technical") on Form S-1 of our report dated February 15, 1999 (March 4, 1999 and September 24, 1999 as to Note 6) relating to the statements of financial condition of Spectrum Technical at December 31, 1998 and 1997 and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1998 appearing in the Prospectus which is a part of such Registration Statement.

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-90487 for Morgan Stanley Dean Witter Spectrum Strategic L.P. (formerly Dean Witter Spectrum Strategic L.P.) Pre-Effective Amendment No. 1 to Registration Statement No. 333-90475 for Morgan Stanley Dean Witter Spectrum Global Balanced L.P. (formerly Dean Witter Spectrum Global Balanced L.P.) and Pre-Effective Amendment No. 1 to Registration Statement No. 333-90467 for Morgan Stanley Dean Witter Spectrum Select L.P. (formerly Dean Witter Spectrum Select L.P.) (collectively the "Partnerships") of our report dated February 15, 1999 (March 4, 1999 and September 24, 1999 as to
Note 6) relating to the statements of financial condition of such Partnerships at December 31, 1998 and 1997 and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1998 appearing in the Prospectus which is a part of the aforementioned Registration Statements.

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-90483 for Morgan Stanley Tangible Asset Fund L.P. ("MSTAF") of our report dated February 15, 1999 (September 24, 1999 as to Note 5) relating to the statement of financial condition of MSTAF at December 31, 1998 and the related statements of operations, changes in partners' capital and cash flows for the period January 2, 1998 through December 31, 1998 appearing in the Prospectus which is a part of such Registration Statement.

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-90485 of our report dated October 27, 1999 relating to the statement of financial condition of Morgan Stanley Dean Witter Spectrum Currency L.P. appearing in the Prospectus which is a part of such Registration Statement.

We also consent to the use of our report dated January 11, 1999 (September 24, 1999 as to Note 6) relating to the statements of financial condition of Demeter Management Corporation at November 30, 1998 and 1997 appearing in the Prospectus and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


New York, New York
December 23, 1999